                                                                    Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Annual Report on Form 10-K and previously filed Registration Statement Nos. 33-60201, 33-7079, 33-11340, 33-30983 and 33-50185 on Form S-8 of our report dated January 25, 1996 accompanying the consolidated financial statements of Service Merchandise Company, Inc. for the fiscal year ended December 31, 1995.




/s/ Deloitte & Touche LLP
- -------------------------
DELOITTE & TOUCHE LLP
Nashville, Tennessee
March 25, 1996